Discussion and Reconciliation of Non-GAAP Measures

We believe the following measures are relevant and useful information to investors as they are part of AT&T's internal management reporting and planning processes and are important metrics that management uses to evaluate the operating performance of AT&T and its segments. Management also uses these measures as a method of comparing performance with that of many of our competitors. These measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with U.S. generally accepted accounting principles (GAAP).

Free Cash Flow

Free cash flow is defined as cash from operations and cash distributions from DIRECTV classified as investing activities minus capital expenditures and cash paid for vendor financing (classified as financing activities). Free cash flow after dividends is defined as cash from operations and cash distributions from DIRECTV, minus capital expenditures, cash paid for vendor financing and dividends on common and preferred shares. Free cash flow dividend payout ratio is defined as the percentage of dividends paid on common and preferred shares to free cash flow. We believe these metrics provide useful information to our investors because management views free cash flow as an important indicator of how much cash is generated by routine business operations, including capital expenditures and vendor financing, and from our continued economic interest in the U.S. video operations as part of our DIRECTV equity method investment, and makes decisions based on it. Management also views free cash flow as a measure of cash available to pay debt and return cash to shareowners.

Free Cash Flow and Free Cash Flow Dividend Payout Ratio
Dollars in millions
	First Quarter
	2022	2021
Net cash provided by operating activities[1]	$5,732	$9,927
Add: Distributions from DIRECTV classified as investing activities	1,315	—
Less: Capital expenditures	(4,748)	(4,033)
Less: Cash paid for vendor financing	(1,566)	(1,690)
Free Cash Flow	733	4,204

Less: Dividends paid	(3,749)	(3,741)
Free Cash Flow after Dividends	$(3,016)	$463
Free Cash Flow Dividend Payout Ratio	511.5%	89.0%
[1]Includes distributions from DIRECTV of $522 in the first quarter of 2022.

Cash Paid for Capital Investment

In connection with capital improvements, we negotiate with some of our vendors to obtain favorable payment terms of 120 days or more, referred to as vendor financing, which are excluded from capital expenditures and reported in accordance with GAAP as financing activities. We present an additional view of cash paid for capital investment to provide investors with a comprehensive view of cash used to invest in our networks, product developments and support systems.

Cash Paid for Capital Investment
Dollars in millions
	First Quarter
	2022	2021
Capital Expenditures	$(4,748)	$(4,033)
Cash paid for vendor financing	(1,566)	(1,690)
Cash paid for Capital Investment	$(6,314)	$(5,723)

EBITDA

Our calculation of EBITDA, as presented, may differ from similarly titled measures reported by other companies. For AT&T, EBITDA excludes other income (expense) – net, and equity in net income (loss) of affiliates, as these do not reflect the operating results of our subscriber base or operations that are not under our control. Equity in net income (loss) of affiliates represents the proportionate share of the net income (loss) of affiliates in which we exercise significant influence, but do not control. Because we do not control these entities, management excludes these results when evaluating the performance of our primary operations. EBITDA also excludes interest expense and the provision for income taxes. Excluding these items eliminates the expenses associated with our capital and tax structures. Finally, EBITDA excludes depreciation and amortization in order to eliminate the impact of capital investments. EBITDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP.

EBITDA service margin is calculated as EBITDA divided by service revenues.

When discussing our segment, business unit and supplemental results, EBITDA excludes equity in net income (loss) of affiliates, and depreciation and amortization from operating contribution.

These measures are used by management as a gauge of our success in acquiring, retaining and servicing subscribers because we believe these measures reflect AT&T's ability to generate and grow subscriber revenues while providing a high level of customer service in a cost-effective manner. Management also uses these measures as a method of comparing operating performance with that of many of its competitors. The financial and operating metrics which affect EBITDA include the key revenue and expense drivers for which management is responsible and upon which we evaluate performance.

We believe EBITDA Service Margin (EBITDA as a percentage of service revenues) to be a more relevant measure than EBITDA Margin (EBITDA as a percentage of total revenue) for our Mobility business unit operating margin. We also use wireless service revenues to calculate margin to facilitate comparison, both internally and externally with our wireless competitors, as they calculate their margins using wireless service revenues as well.

There are material limitations to using these non-GAAP financial measures. EBITDA, EBITDA margin and EBITDA service margin, as we have defined them, may not be comparable to similarly titled measures reported by other companies. Furthermore, these performance measures do not take into account certain significant items, including depreciation and amortization, interest expense, tax expense and equity in net income (loss) of affiliates. For market comparability, management analyzes performance measures that are similar in nature to EBITDA as we present it, and considering the economic effect of the excluded expense items independently as well as in connection with its analysis of net income as calculated in accordance with GAAP. EBITDA, EBITDA margin and EBITDA service margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP.

EBITDA, EBITDA Margin and EBITDA Service Margin
Dollars in millions
	First Quarter
	2022	2021
Net Income	$5,164	$7,942
Additions:
Income Tax Expense	1,443	2,122
Interest Expense	1,722	1,870
Equity in Net (Income) Loss of Affiliates	(501)	(52)
Other (Income) Expense - Net	(2,187)	(4,221)
Depreciation and amortization	5,539	5,809
EBITDA	11,180	13,470
Merger and other costs	364	37
Employee separation costs and benefit-related (gain) loss	94	24
Adjusted EBITDA [1]	$11,638	$13,531
[1] See page 5 for additional discussion and reconciliation of adjusted items.

Segment and Business Unit EBITDA, EBITDA Margin and EBITDA Service Margin
Dollars in millions
	First Quarter
	2022	2021
Communications Segment
Operating Contribution	$7,029	$7,431
Additions:
Depreciation and amortization	4,124	4,054
EBITDA	11,153	11,485

Total Operating Revenues	28,876	28,178

Operating Income Margin	24.3%	26.4%
EBITDA Margin	38.6%	40.8%
Mobility
Operating Contribution	$5,853	$6,044
Additions:
Depreciation and amortization	2,059	2,014
EBITDA	7,912	8,058

Total Operating Revenues	20,075	19,034
Service Revenues	14,724	14,048

Operating Income Margin	29.2%	31.8%
EBITDA Margin	39.4%	42.3%
EBITDA Service Margin	53.7%	57.4%
Business Wireline
Operating Contribution	$859	$1,080
Additions:
Depreciation and amortization	1,299	1,278
EBITDA	2,158	2,358

Total Operating Revenues	5,640	6,046

Operating Income Margin	15.2%	17.9%
EBITDA Margin	38.3%	39.0%
Consumer Wireline
Operating Contribution	$317	$307
Additions:
Depreciation and amortization	766	762
EBITDA	1,083	1,069

Total Operating Revenues	3,161	3,098

Operating Income Margin	10.0%	9.9%
EBITDA Margin	34.3%	34.5%

Segment and Business Unit EBITDA, EBITDA Margin and EBITDA Service Margin
Dollars in millions
	First Quarter
	2022	2021
WarnerMedia Segment
Operating Contribution	$1,306	$2,030
Additions:
Equity in Net (Income) of Affiliates	13	(70)
Depreciation and amortization	127	163
EBITDA	1,446	2,123

Total Operating Revenues	8,741	8,526

Operating Income Margin	15.1%	23.0%
EBITDA Margin	16.5%	24.9%

Segment and Business Unit EBITDA, EBITDA Margin and EBITDA Service Margin
Dollars in millions
	First Quarter
	2022	2021
Latin America Segment
Operating Contribution	$(102)	$(173)
Additions:
Equity in Net (Income) of Affiliates	—	4
Depreciation and amortization	161	262
EBITDA	59	93

Total Operating Revenues	690	1,374

Operating Income Margin	-14.8%	-12.3%
EBITDA Margin	8.6%	6.8%
Mexico
Operating Contribution	$(102)	$(134)
Additions:
Equity in Net (Income) Loss of Affiliates	—	—
Depreciation and amortization	161	145
EBITDA	59	11

Total Operating Revenues	690	631

Operating Income Margin	-14.8%	-21.2%
EBITDA Margin	8.6%	1.7%

Adjusting Items

Adjusting items include revenues and costs we consider non-operational in nature, including items arising from asset acquisitions or dispositions. We also adjust for net actuarial gains or losses associated with our pension and postemployment benefit plans due to the often-significant impact on our results (we immediately recognize this gain or loss in the income statement, pursuant to our accounting policy for the recognition of actuarial gains and losses). Consequently, our adjusted results reflect an expected return on plan assets rather than the actual return on plan assets, as included in the GAAP measure of income. Prior periods have been recast for consistency to include gains on benefit-related and other cost investments.

The tax impact of adjusting items is calculated using the effective tax rate during the quarter except for adjustments that, given their magnitude, can drive a change in the effective tax rate, in these cases we use the actual tax expense or combined marginal rate of approximately 25%.

Adjusting Items
Dollars in millions
	First Quarter
	2022	2021
Operating Expenses
Transaction and other costs	$364	$37
Employee separation costs and benefit-related (gain) loss	94	24
Adjustments to Operations and Support Expenses	458	61
Amortization of intangible assets	971	1,131
Adjustments to Operating Expenses	1,429	1,192
Other
DIRECTV intangible amortization (proportionate share)	416	—
Benefit-related (gain) loss, transaction financing costs and other	169	(119)
Actuarial (gain) loss	(1,053)	(2,844)
Adjustments to Income Before Income Taxes	961	(1,771)
Tax impact of adjustments	171	(490)
Tax-related items	—	118
Adjustments to Net Income	$790	$(1,399)

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA service margin and Adjusted diluted EPS are non-GAAP financial measures calculated by excluding from operating revenues, operating expenses and income tax expense, certain significant items that are non-operational or non-recurring in nature, including dispositions and merger integration and transaction costs, actuarial gains and losses, significant abandonments and impairment, severance and other material gains and losses. Management believes that these measures provide relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends.

Adjusted Operating Revenues, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA service margin and Adjusted diluted EPS should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP. AT&T's calculation of Adjusted items, as presented, may differ from similarly titled measures reported by other companies.

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, and Adjusted EBITDA Margin
Dollars in millions
	First Quarter
	2022	2021
Operating Income	$5,641	$7,661
Adjustments to Operating Expenses	1,429	1,192
Adjusted Operating Income	7,070	8,853

EBITDA	11,180	13,470
Adjustments to Operations and Support Expenses	458	61
Adjusted EBITDA	11,638	13,531

Total Operating Revenues	38,105	43,939

Operating Income Margin	14.8%	17.4%
Adjusted Operating Income Margin	18.6%	20.1%
Adjusted EBITDA Margin	30.5%	30.8%

Adjusted Diluted EPS
	First Quarter
	2022	2021
Diluted Earnings Per Share (EPS)	$0.65	$1.02
Amortization of intangible assets	0.10	0.12
Transaction costs	0.04	0.01
DIRECTV intangible amortization (proportionate share)	0.04	—
Actuarial (gain) loss [1]	(0.11)	(0.29)
Benefit-related (gain) loss, employee separation costs and other [2]	0.05	0.01
Tax-related items	—	(0.02)
Adjusted EPS	$0.77	$0.85
Year-over-year growth - Adjusted	-9.4%
Weighted Average Common Shares Outstanding with Dilution (000,000)	7,556	7,482
[1]Includes adjustments for actuarial gains or losses associated with our pension benefit plan, which we immediately recognize in the income statement, pursuant to our accounting policy for the recognition of actuarial gains/losses. We recorded total net actuarial gain of $1.1 billion in the first quarter of 2022. As a result, adjusted EPS reflects an expected return on plan assets of $0.9 billion (based on an average expected return on plan assets of 6.75% for our pension trust), rather than the actual return on plan assets of $(3.6) billion (actual pension return of -5.2%), included in the GAAP measure of income.

2As of January 1, 2022, we adopted, through retrospective application, Accounting Standards Update (ASU) No. 2020-06, which requires that instruments which may be settled in cash or stock to be presumed settled in stock in calculating diluted EPS. While our intent is to settle the Mobility II preferred interests in cash, the ability to settle this instrument in AT&T shares will result in additional dilutive impact, the magnitude of which is influenced by the fair value of the Mobility II preferred interests and the average AT&T common stock price during the reporting period, which could vary from period-to-period. For these reasons, we have excluded the impact of ASU 2020-06 from our adjusted EPS calculation. The per share impact of ASU 2020-06 was to decrease reported diluted EPS $0.02 and $0.01 for the quarters ended March 31, 2022 and 2021, respectively.

Net Debt to Adjusted EBITDA

Net Debt to EBITDA ratios are non-GAAP financial measures frequently used by investors and credit rating agencies and management believes these measures provide relevant and useful information to investors and other users of our financial data. Our Net Debt to Adjusted EBITDA ratio is calculated by dividing the Net Debt by the sum of the most recent four quarters Adjusted EBITDA. Net Debt is calculated by subtracting cash and cash equivalents and certificates of deposit and time deposits that are greater than 90 days, from the sum of debt maturing within one year and long-term debt.

Net Debt to Adjusted EBITDA - 2022
Dollars in millions
	Three Months Ended
	June 30,	Sept. 30	Dec. 31,	March 31,	Four Quarters
	2021 [1]	2021 [1]	2021 [1]	2022
Adjusted EBITDA	$13,514	$13,016	$11,281	$11,638	$49,449
End-of-period current debt					27,333
End-of-period long-term debt					180,225
Total End-of-Period Debt					207,558
Less: Cash and Cash Equivalents					38,565
Net Debt Balance					168,993
Annualized Net Debt to Adjusted EBITDA Ratio [2]					3.42
1As reported in AT&T's Form 8-K furnished April 15, 2022.
[2]Annualized Net Debt to Adjusted EBITDA Ratio of 3.59 when adjusted to remove the impacts for Video and Vrio EBITDA of $1,735, $624 and $47 in the second, third and fourth quarters of 2021, respectively. Additional information on Video and Vrio can be found in exhibit 99.4.

Net Debt to Adjusted EBITDA - 2021
Dollars in millions
	Three Months Ended
	June 30,	Sept. 30	Dec. 31,	March 31,	Four Quarters
	2020 [1]	2020 [1]	2020 [1]	2021 [1]
Adjusted EBITDA	$14,112	$13,313	$12,888	$13,531	$53,844
End-of-period current debt					19,505
End-of-period long-term debt					160,694
Total End-of-Period Debt					180,199
Less: Cash and Cash Equivalents					11,342
Net Debt Balance					168,857
Annualized Net Debt to Adjusted EBITDA Ratio					3.14
1As reported in AT&T's Form 8-K furnished April 15, 2022.

Supplemental Operational Measures

We provide a supplemental discussion of our business solutions operations that is calculated by combining our Mobility and Business Wireline operating units, and then adjusting to remove non-business operations. The following table presents a reconciliation of our supplemental Business Solutions results.

Supplemental Operational Measures
	First Quarter
	March 31, 2022				March 31, 2021
	Mobility	Business Wireline	Adjustments[1]	Business Solutions	Mobility	Business Wireline	Adjustments[1]	Business Solutions
Operating Revenues
Wireless service	$14,724	$—	$(12,590)	$2,134	$14,048	$—	$(12,079)	$1,969
Wireline service	—	5,478	—	5,478	—	5,872	—	5,872
Wireless equipment	5,351	—	(4,452)	899	4,986	—	(4,196)	790
Wireline equipment	—	162	—	162	—	174	—	174
Total Operating Revenues	20,075	5,640	(17,042)	8,673	19,034	6,046	(16,275)	8,805

Operating Expenses
Operations and support	12,163	3,482	(10,037)	5,608	10,976	3,688	(9,145)	5,519
EBITDA	7,912	2,158	(7,005)	3,065	8,058	2,358	(7,130)	3,286
Depreciation and amortization	2,059	1,299	(1,698)	1,660	2,014	1,278	(1,678)	1,614
Total Operating Expenses	14,222	4,781	(11,735)	7,268	12,990	4,966	(10,823)	7,133
Operating Income	5,853	859	(5,307)	1,405	6,044	1,080	(5,452)	1,672
Equity in Net Income (Loss) of Affiliates	—	—	—	—	—	—	—	—
Operating Contribution	$5,853	$859	$(5,307)	$1,405	$6,044	$1,080	$(5,452)	$1,672
[1]Non-business wireless reported in the Communication segment under the Mobility business unit.
Results have been recast to conform to the current period's classification.